UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 25, 2009 (March 24, 2009)

Date of Report (Date of earliest event reported)

INERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	0-32453	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 24, 2009, Inergy, L.P. (the “Partnership”), Inergy Propane, LLC and Inergy Midstream, LLC entered into an Underwriting Agreement (the “Underwriting Agreement”), filed herewith as Exhibit 1.1, with Wachovia Capital Markets, LLC, Barclays Capital Inc., Citigroup Global Markets Inc. and UBS Securities LLC, as representatives (“Representatives”) of the several underwriters named therein (the “Underwriters”), which provides for the issuance and sale by the Partnership, and purchase by the Underwriters, of 4,000,000 common units representing limited partner interests in the Partnership (the “Common Units”). The Underwriters were also granted a 30-day option to purchase up to an additional 600,000 Common Units to cover over-allotments, if any. The material terms of the offering of the Common Units are described in the prospectus supplement, dated March 24, 2009, as filed by the Partnership with the Securities and Exchange Commission (the “Commission”). The offer and sale of the Common Units is registered with the Commission pursuant to a Registration Statement on Form S-3 (File No. 333-132287), and the closing with respect to the 4,000,000 Common Units is expected to occur on March 27, 2009.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership and certain affiliates, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions.

Some of the Underwriters and their affiliates have performed investment and commercial banking and advisory services for the Partnership and its affiliates from time to time for which they have received customary fees and expenses. The Underwriters and their affiliates may, from time to time, engage in transactions with and perform services for the Partnership in the ordinary course of their business. Affiliates of Wachovia Capital Markets, LLC (including Wachovia Bank, National Association and Wells Fargo Bank, NA) and Raymond James & Associates, Inc. are lenders under the Partnership’s revolving working capital facility and the Partnership’s revolving acquisition credit facility and will receive a portion of the proceeds from this offering through repayment of indebtedness under the credit facilities.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 24, 2009, the Partnership issued a press release announcing that it had priced the offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto. In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of March 24, 2009, by and among the Partnership, Inergy Propane, LLC, Inergy Midstream, LLC and Wachovia Capital Markets, LLC, Barclays Capital Inc., Citigroup Global Markets Inc. and UBS Securities LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1 hereto).

99.1	Press Release dated March 24, 2009.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

	By:	INERGY GP, LLC, its Managing General Partner

Date: March 25, 2009	By:	/s/ Laura L. Ozenberger
Laura L. Ozenberger Senior Vice President, General Counsel and Secretary